Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2012 relating to the consolidated financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in Agilent Technologies, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2012.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 3, 2013